Exhibit 99.2

925 W Georgia St, Suite 910 Vancouver, British Columbia V6C 3L2 (604) 424-0984 www.gatossilver.com

GATOS SILVER PROVIDES UPDATE ON TIMING FOR FILING FINANCIAL STATEMENTS

Vancouver, BC — April 17, 2023 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today announced that it intends to delay the filing of its Annual Report on Form 10-K (“2022 Form 10-K’) for the fiscal year ended December 31, 2022 as well as its restatements of previously issued financial statements of the Company and of the 70%-owned Los Gatos Joint Venture (the “LGJV”) for the year ended December 31, 2021 and the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 (collectively, the “Securities Filings”).

The Company previously announced that it would endeavor to make the Securities Filings by April 17, 2023, but had also noted that the date was subject to change. The delay relates to the previously disclosed and ongoing analysis by the Company of required adjustments to its and the LGJV’s financial statements primarily regarding the timing and recognition of net deferred tax assets and liabilities at the LGJV. The Company is also assessing the impact of the timing and recognition of the priority distribution obligation and subsequent payments on the previously recognized income from affiliates. The analysis and work to finalize the required adjustments will require more time than previously anticipated. The Company continues to believe that these adjustments are non-cash items and will not affect the Company’s strong cash position.

The restatements and the 2022 full year financial results are subject to completion of a review and audit by the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”). The Company is working expeditiously to complete the required adjustments and expects to make the Securities Filings once the analysis described above and the review and audit work by EY is complete.

Gatos Silver has also postponed its Annual Meeting of Stockholders previously scheduled to be held on May 31, 2023. The meeting will be rescheduled once the Securities Filings are complete.

The Company has filed an updated Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission and is seeking additional time for complying with the continued listing standards of the New York Stock Exchange and the Toronto Stock Exchange regarding the filing of its 2022 Form 10-K.

The Company has received an extension to May 15, 2023 to fulfill the requirement to furnish outstanding financial statements under its revolving credit agreement.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture, the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV consists of approximately 103,000 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding timing of filing the Company’s Securities Filings are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

André van Niekerk
Chief Financial Officer

investors@gatossilver.com
(604) 424-0984